As filed with the Securities and Exchange Commission on February 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

Co-registrants are listed on the following pages

(Exact name of Registrant as specified in its charter)

Delaware	33-0475989
Co-registrants are listed on the following pages	Co-registrants are listed on the following pages
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15326 Alton Parkway

Irvine, California 92618

(949) 789-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clay A. Halvorsen, Esq.

Executive Vice President, General Counsel and Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

(949) 789-1600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Montgomery, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Suite 4000

Los Angeles, California 90067-3026

(310) 552-8500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

(The facing page is continued on the following page)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Debt Securities, Preferred Stock (2), Common Stock (3) and Warrants of Standard Pacific Corp.
Guarantees of the Debt Securities by direct and indirect subsidiaries of Standard Pacific Corp. (4)

(1)	This information is omitted pursuant to General Instruction II(E) of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. However, Standard Pacific Corp. previously paid a registration fee of $107,829 with respect to the $885,110,000 aggregate initial offering price of securities that were previously registered pursuant to the registrant’s prior registration statement on Form S-3 (SEC file no. 333-113724), initially filed on March 18, 2004, $535,110,000 of which has not been sold thereunder. In accordance with Rule 457(p), the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the first $65,190 of the registration fee that will be payable with respect to the securities registered under this registration statement.

(2)	Includes an indeterminate number of shares of Standard Pacific Corp.’s preferred stock that may be issued upon exercise of warrants or conversion of debt securities registered hereby.

(3)	Includes an indeterminate number of shares of Standard Pacific Corp.’s common stock that may be issued upon conversion of the preferred stock or debt securities or upon exercise of warrants registered hereby. Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Amended and Restated Rights Agreement between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent.

(4)	The guarantees are the full and unconditional guarantee of Standard Pacific Corp.’s obligations under its non-convertible debt securities by its wholly owned subsidiaries listed on the following pages. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).

The following direct and indirect subsidiaries of Standard Pacific Corp. may guarantee the Debt Securities and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
CH Construction, Inc.	Delaware	20-0340137

CH Florida, Inc.	Delaware	73-1655648

Hilltop Residential, Ltd.	Florida	20-4357502

HSP Arizona, Inc.	Delaware	86-0927140

HSP Tucson, Inc.	Delaware	20-1372059

HWB Construction, Inc.	Delaware	27-0019250

HWB Investments, Inc.	Delaware	27-0019252

LB/L-Duc II Franceschi, LLC	Delaware	95-4847477

LMD El Dorado 134, LLC	California	30-0115867

OLP Forty Development, LLC	Florida	54-2074198

Pala Village Investments, Inc.	Delaware	43-1966616

Residential Acquisition GP, LLC	Florida	20-4357574

SP Colony Investments, Inc.	Delaware	74-3044903

SP Coppenbarger Investments, Inc.	Delaware	20-0340118

SP La Floresta, Inc.	Delaware	20-0480222

SP Texas Investments, Inc.	Delaware	73-1629264

SP Ventura Investments, Inc.	Delaware	20-2994482

SPLB, Inc.	Delaware	20-2697984

SPNS Golden Gate, LLC	Delaware	33-0549584

Standard Pacific 1, Inc.	Delaware	20-4356066

Standard Pacific 2, Inc.	Delaware	20-4356126

Standard Pacific 3, Inc.	Delaware	20-4356153

Standard Pacific 4, Inc.	Delaware	20-4356269

Standard Pacific 5, Inc.	Delaware	20-4356328

Standard Pacific 6, Inc.	Delaware	20-4356653

Standard Pacific 7, Inc.	Delaware	20-4356698

Standard Pacific 8, Inc.	Delaware	20-4356795

Standard Pacific 9, Inc.	Delaware	20-4356844

Standard Pacific 10, Inc.	Delaware	20-4356880

Standard Pacific 1, LLC	Delaware	20-4357090

Standard Pacific 2, LLC	Delaware	20-4357125

Standard Pacific 3, LLC	Delaware	20-4357154

i

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Standard Pacific 4, LLC	Delaware	20-4357196

Standard Pacific 5, LLC	Delaware	20-4357232

Standard Pacific 6, LLC	Delaware	20-4357295

Standard Pacific 7, LLC	Delaware	20-4357332

Standard Pacific 8, LLC	Delaware	20-4357364

Standard Pacific 9, LLC	Delaware	20-4357403

Standard Pacific 10, LLC	Delaware	20-4357442

Standard Pacific Active Adult Communities, Inc.	Delaware	33-0919667

Standard Pacific of Arizona, Inc.	Delaware	86-0927144

Standard Pacific of Central Florida GP, Inc.	Delaware	74-3044904

Standard Pacific of Central Florida, general partnership	Florida	74-3044855

Standard Pacific of Colorado, Inc.	Delaware	94-3361834

Standard Pacific of Fullerton, Inc.	Delaware	33-0702275

Standard Pacific of Illinois, Inc.	Delaware	20-3317424

Standard Pacific of Jacksonville GP, Inc.	Delaware	20-0302127

Standard Pacific of Jacksonville, general partnership	Florida	11-3708719

Standard Pacific of Las Vegas, Inc.	Delaware	20-2834287

Standard Pacific of Orange County, Inc.	Delaware	33-0558026

Standard Pacific of South Florida GP, Inc.	Delaware	27-0019247

Standard Pacific of South Florida, general partnership	Florida	65-0643480

Standard Pacific of Southwest Florida GP, Inc.	Delaware	74-3066978

Standard Pacific of Southwest Florida, general partnership	Florida	81-0579292

Standard Pacific of Tampa GP, Inc.	Delaware	41-2062547

Standard Pacific of Tampa, general partnership	Florida	81-0579276

Standard Pacific of Texas GP, Inc.	Delaware	26-0038860

Standard Pacific of Texas, L.P.	Delaware	33-0489819

Standard Pacific of the Carolinas, LLC	Delaware	59-3483072

Standard Pacific of Tonner Hills, LLC	Delaware	20-0350714

Standard Pacific of Tucson, Inc.	Delaware	20-1372020

Standard Pacific of Walnut Hills, Inc.	Delaware	03-0505710

Walnut Hills Development 268, LLC	California	71-0940169

Westfield Homes USA, Inc.	Delaware	71-0898386

ii

PROSPECTUS

STANDARD PACIFIC CORP.

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Standard Pacific Corp.’s debt securities, the full and unconditional guarantee of its obligations under its non-convertible debt securities by certain of its wholly owned subsidiaries, and its preferred stock, common stock and warrants. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

The common stock of Standard Pacific Corp. is listed on the New York Stock Exchange under the symbol “SPF.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2007.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us” and “our” refer to Standard Pacific Corp., a Delaware corporation, and its predecessors and consolidated subsidiaries.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings in an unlimited amount.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of Standard Pacific Corp., which may include guarantees of the debt securities by certain of the direct and indirect subsidiaries of Standard Pacific Corp.;

•	preferred stock of Standard Pacific Corp.;

•	common stock of Standard Pacific Corp.; and

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities of Standard Pacific Corp.

We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

We are a leading geographically diversified builder of single-family attached and detached homes. We construct homes within a wide range of price and size targeting a broad range of homebuyers. We have operations in major metropolitan areas in California, Florida, Arizona, Texas, the Carolinas, Colorado and Nevada and have built homes for more than 93,000 families during our 41-year history.

We embarked upon a successful geographic expansion plan eight years ago and are now operating in six of the top seven states and 16 of the top 25 markets in the country. We currently build and sell homes in the following markets:

Markets	Year Entered
Orange County, California	1966
San Francisco, Oakland, San Jose, Monterey	1972
San Diego, Ventura	1973
Dallas, Fort Worth	1984
Austin	1993
Phoenix	1998
Denver, Fort Collins, San Bernardino/Riverside	2000
Charlotte, Fort Lauderdale, Fort Myers, Miami, Orlando, Palm Beach, Raleigh/Durham, Tampa, Sarasota	2002
Jacksonville, Los Angeles, Sacramento	2003
Tucson	2004
Bakersfield, Central Valley of California, Las Vegas, San Antonio, Chicago (joint venture)	2005

In 2006, the percentages of our home deliveries by state (excluding deliveries by unconsolidated joint ventures) were:

State	Percentage of Deliveries
California	26%
Florida	26
Arizona	15
Texas	19
Carolinas	10
Colorado	4

Total	100%

In addition to our core homebuilding operations, we also provide mortgage financing and title services to our homebuyers through our subsidiaries and joint ventures: Family Lending Services, SPH Home Mortgage, Home First Funding, Universal Land Title of South Florida and SPH Title.

Standard Pacific Corp. was incorporated in the State of Delaware in 1991. Through our predecessors, we commenced our homebuilding operations in 1966. Our principal executive offices are located at 15326 Alton Parkway, Irvine, California 92618. Unless the context otherwise requires, the terms “we,” “us” and “our” refer to Standard Pacific Corp. and its predecessors and subsidiaries.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2006		2005		2004		2003		2002
Ratio of earnings to fixed charges(1)	2.4	x	8.1	x	6.8	x	5.3	x	4.2	x

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) expensing of previously capitalized interest included in costs of sales, (c) interest portion of rent expense, and (d) income from unconsolidated joint ventures. For this purpose, “fixed charges” means homebuilding interest incurred, whether expensed or capitalized, and the interest portion of rent expense.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to the Delaware corporation law, our board of directors may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any new series of common stock;

•	fix the qualifications, limitations, or restrictions of any new series of common stock, including, without limitation, dividend rights and whether dividends are cumulative;

•

fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of common stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of common stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of common stock if not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stockholders.

Our common stock is listed under the symbol “SPF” on the New York Stock Exchange. Mellon Investor Services LLC is the Transfer Agent and Registrar for our common stock.

Preferred Stock

At the date of this prospectus, no shares of our preferred stock are outstanding. Our board of directors may, without stockholder approval, issue up to 10,000,000 shares of preferred stock in one or more series and, subject to Delaware corporation law, may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, of any series of preferred stock;

•	fix the qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights and whether dividends are cumulative;

•

fix the conversion rights, if any, voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect;

•	fix the rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock if not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Although we currently do not intend to do so, our board may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stockholders, and the board could take that action without stockholder approval.

Effect of New Issuance

If the board were to issue a new series of common stock or preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of our company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Stockholders Rights Agreement

In December 2001, we entered into a rights agreement pursuant to which our board of directors declared a dividend of one stock purchase right for each outstanding share of our common stock. The rights agreement was amended and restated on July 24, 2003 to reflect technical amendments necessary to allow us to appoint our new rights agent, Mellon Investor Services LLC. Each share of our common stock issued by us (prior to the expiration of the rights agreement or distribution of the rights), including any shares sold pursuant to this prospectus, will have attached a right. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding voting stock, will initially entitle the holder to purchase one one-hundredth of one share of our Series A Junior Participating Cumulative preferred stock, at an initial exercise price of $57.50, subject to adjustment. The rights will become exercisable only after a person or group has acquired, or publicly announced an intention to acquire, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring person or group, each holder of a right, other than the acquiring person or group, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a person or group acquires 15% or more of our voting stock, each holder of a right will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.0005 until the earlier of ten days after a person or group acquires 15% or more of our voting stock or we are acquired. The rights will expire on December 31, 2011, unless earlier redeemed, exchanged or exercisable. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

The terms of the rights are fully described in the amended and restated rights agreement between Mellon Investor Services LLC, as rights agent, and us. Until the rights are distributed or expire, any certificates representing shares of common stock we sell pursuant to this prospectus will contain a notation incorporating the rights agreement by reference. You should refer to the rights agreement for a more detailed description of the terms and provisions of the rights. A copy of the rights agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

In addition to our rights agreement, provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•

Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination. In addition, our certificate of incorporation requires certain approvals for business combinations with a stockholder that owns or owned, within the three-year period prior to the determination time, 5% or more of our voting stock and certain of such stockholder’s affiliates and associates.

•

Our certificate of incorporation provides that our board of directors is divided into three classes, with staggered three-year terms. In addition, our certificate of incorporation provides that our directors may only be removed for cause upon approval of the stockholders. These provisions make it more difficult for our stockholders to replace our board of directors and for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management.

•

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent without a meeting. Special meetings of stockholders may be called only by a majority of the members of our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

•

As discussed above, our certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•	Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings.

Additionally, our certificate and bylaws require the affirmative vote of the holders of a majority or more, up to 80%, of the outstanding shares of our voting stock to amend the applicable provisions described above. Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

DEBT SECURITIES

We may offer senior, senior subordinated or subordinated debt securities pursuant to this prospectus. Senior debt securities will be issued under a senior debt indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed a senior debt securities indenture, a senior subordinated debt indenture, and the form of a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under the indentures filed, or under new indentures substantially in the form thereof to be entered into with a trustee chosen by us, in each case modified or supplemented to reflect the terms of such debt securities. References to an “indenture” below are references to the senior debt indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The senior debt indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the “indentures.” The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time. We will file any new indentures and any supplements or amendments to the indentures as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described under the heading “Where You Can Find More Information.” The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

•	the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable;

•

the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•

the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

•	any restrictions upon our ability to incur additional debt;

•	the denominations in which the debt securities are issuable;

•	the currency or currencies in which principal and interest will be payable, if other than United States dollars;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the nature and terms of the security for any secured debt securities;

•	the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

•	the amount of our then outstanding debt, both secured and unsecured, that will rank senior to the debt securities, rank equal to the debt securities, and be subordinated to the debt securities;

•	any right of holders of the debt securities to convert them into our common or preferred stock and the terms of any such conversion; and

•	any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Guarantees

Each prospectus supplement related to the issue of debt securities will also describe any guarantees by our direct and indirect 100 percent owned subsidiaries that may guarantee such debt securities, including the terms of subordination, if any, of any such guarantee. The guarantees will be full and unconditional and joint and several.

The indenture governing our senior debt securities provides that, in the event that any guarantee of a Guarantor constitutes a fraudulent transfer or conveyance, the guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the applicable Guarantor, result in the obligations of such Guarantor under its guarantees not constituting a fraudulent transfer or conveyance.

Any Guarantor may be released as a guarantor, and its guarantee terminated upon certain sales of all or substantially all of its assets (whether by merger or otherwise), if such sale is in compliance with the terms of the indenture, the legal defeasance of the respective series of notes and its guarantees, the designation of such Guarantor as an Unrestricted Subsidiary (as defined in the indenture) in accordance with the terms of the indenture, or as otherwise described in the prospectus supplement.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	our default in payment when due of the principal of or any premium on any of the debt securities of that series;

•	our default for 30 days in payment of any installment of interest on any debt security of that series;

•

default by us in the observance or performance of certain covenants in the indenture or applicable supplemental indenture relating to that series and, with respect to certain of those covenants, we have not cured such default within 60 days after we receive notice thereof from the trustee or the holders of at least 25% in principal amount of that series of debt securities then outstanding;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

If certain events involving our bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

The indenture provides that we, at our option, may:

•

terminate all our obligations under any covenant in the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, after which such securities shall be deemed to be not outstanding for the purpose of any direction, waiver, consent or declaration or act of the holders of such debt securities in connection with such covenants, but shall continue to be outstanding for all other purposes under the indenture; and

•

terminate all of our obligations under the indenture as they relate to any particular series of debt securities, except the rights of holders to receive from the trust fund created therefor payment in respect of principal and interest and obligations relating to such defeasance, after which we shall be deemed to have paid and discharged the entire indebtedness represented by such debt securities.

To exercise any such option, we are required, among other things, to:

•

deposit in trust with the trustee, under an irrevocable trust and security agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

•

comply with other conditions, including delivery to the trustee of an opinion of counsel (in the case of the first option in form reasonably satisfactory to the trustee and in the case of the second option to the effect that (1) we have received from, or there has been published by the Internal Revenue Service a ruling, or (2) since the issue date of such series of debt securities there has been a change in the applicable federal income tax law), in each case to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

•	add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the indenture upon us;

•	evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

•

appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the indenture by more than one trustee;

•	establish the form or terms of any series of unissued debt securities;

•	provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	cure any ambiguity, omission, defect or inconsistency;

•	secure the debt securities; or

•	make any change that does not adversely affect the legal rights of any holder of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify certain provisions of the indenture relating to waivers that require the consent of holders;

•

modify the provision confirming that the rights of holders to receive payment of principal and interest with respect to any debt security, on or after the respective due dates, or to bring suit to enforce such payment on or after such respective dates, shall not be impaired or affected;

•	adversely modify the ranking or priority of the debt securities; or

•	waive a continuing default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Book-Entry, Delivery and Form

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC’s nominee or such other name as may be requested by DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in the DTC system.

Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Concerning the Trustee

In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including the exhibits and schedules, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Current Reports on Form 8-K filed January 18, 2007 and February 2, 2007 (reporting events under Items 5.02 and 9.01);

•

the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•

the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Clay A. Halvorsen, Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2006 and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, our independent registered public accounting firm, as set forth in their reports included therein, and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given, on the authority of Ernst & Young LLP as experts in accounting and auditing.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of Los Angeles, California will issue an opinion with respect to the validity of the securities to be offered and sold by this prospectus. Robert K. Montgomery, a partner of Gibson, Dunn & Crutcher LLP, and members of his family hold approximately 30,000 shares of our common stock on the date of this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

Standard Pacific Corp.

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

PROSPECTUS

February 23, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$	*
Printing Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee for the securities offered by this registration statement. However, the registrant previously paid a registration fee of $107,829 with respect to $885,110,000 aggregate initial offering price of securities that were previously registered pursuant to the registrant’s prior registration statement on Form S-3 (SEC file no. 333-113724), initially filed on March 18, 2004, $535,110,000 of which has not been sold thereunder.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Standard Pacific Corp.

Standard Pacific is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Standard Pacific, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Standard Pacific’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Standard Pacific will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Standard Pacific or is or was serving at the request of Standard Pacific as a director or officer of another corporation or enterprise. Standard Pacific has entered into indemnification agreements with its officers and directors. Standard Pacific may, in its discretion, similarly indemnify its employees and agents.

Standard Pacific’s Certificate relieves its directors from monetary damages to Standard Pacific or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, Standard Pacific may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company.

Standard Pacific currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific.

Co-Registrants

Certain officers and other employees of Standard Pacific Corp. serve at the request of Standard Pacific Corp. as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above.

In addition to potential indemnification by Standard Pacific Corp., the directors, officers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below.

Delaware Corporations

The co-registrants that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Standard Pacific Corp. The certificates of incorporation and bylaws of these co-registrants generally provide, in effect, that, to the fullest extent and under the circumstances permitted by the DGCL, each co-registrant will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of such co-registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of such co-registrant, or is or was serving at the request of such co-registrant as a director or officer of another corporation or enterprise. The bylaws of some of the co-registrants that are Delaware corporations (SP Texas Investments, Inc., Standard Pacific Active Adult Communities, Inc. and Standard Pacific of Texas GP, Inc.) provide that any such indemnification shall be made only as authorized in specific cases by the board of directors upon a determination that the proposed indemnitee met the applicable standard of conduct set forth in the bylaws.

Delaware Limited Liability Companies

The co-registrants that are Delaware limited liability companies are subject to Section 18-108 of the Delaware Limited Liability Company Act, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of these co-registrants (except for Standard Pacific of the Carolinas, LLC, which is described below) generally provide that each co-registrant shall indemnify and hold harmless each member and officer of such co-registrant (and their affiliates) against any and all losses, claims, damages, expenses and liabilities (including any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such indemnified person may at any time become subject to or liable for by reason of (i) the formation, operation or termination of the co-registrant, (ii) the indemnified person’s acting as a member or officer under the limited liability company agreement of the co-registrant, or (iii) the authorized actions of such indemnified person in connection with the conduct of the affairs of the co-registrant (including, without limitation, indemnification against negligence, gross negligence or breach of duty). However, indemnification is not provided for liability resulting from (x) any act or omission that involves actual fraud or willful misconduct or (y) any transaction from which an improper personal benefit is derived. The limited liability company agreements of such co-registrants also provide for advancement of costs and expenses that are subject to indemnification, so long as the indemnified person provides the co-registrant with a written undertaking to reimburse the co-registrant for all amounts so advanced, if it is ultimately determined that such person is not entitled to indemnification.

The limited liability company agreement of Standard Pacific of the Carolinas, LLC provides that such entity shall indemnify and hold harmless each director against any loss, claim, demand, suit or action related to the performance or non-performance of any act concerning the business or activities of the entity, unless such director is guilty of gross negligence, gross misconduct or willful malfeasance in connection therewith.

Delaware Limited Partnerships

The co-registrant that is a Delaware limited partnership is subject to Section 17-108 of the Delaware Revised Limited Partnership Act (“DRLPA”), which provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The partnership agreement of this co-registrant provides that, to the fullest extent permitted by law, the partnership shall indemnify and hold harmless the general partner, authorized agents, and the limited partner acting consistently with the partnership agreement, from any loss or damage, including, without limitation, reasonable legal fees and court costs, incurred by them by reason of anything they may do or refrain from doing for and on behalf of the partnership, and in furtherance of its best interests, specifically including any such act or failure to act which is attributable, in whole or in part, to the negligence of the party being indemnified, but specifically excluding any such act or failure to act which is primarily attributable to the gross negligence or willful misconduct of such party. The determination of whether a party is entitled to indemnification pursuant to the indemnification provisions of the limited partnership agreement is made in accordance with the provisions of the DRLPA.

California Limited Liability Companies

The co-registrants that are California limited liability companies are subject to Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity.

The limited liability company agreements of these co-registrants generally provide that each co-registrant shall indemnify and hold harmless each member and officer of such co-registrant (and their affiliates), in the same manner as described above with respect to the limited liability company agreements of the co-registrants that are Delaware limited liability companies (other than Standard Pacific of the Carolinas, LLC). The limited liability company agreement of Walnut Hills Development 268, LLC does not provide for indemnification.

Florida Limited Liability Companies

The co-registrants that are Florida limited liability companies are subject to Section 608.4229 of the Florida Limited Liability Company Act, which provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreement of Residential Acquisition GP, LLC states that, to the maximum extent permitted by applicable law, the company shall indemnify its members against and agree to hold its members harmless from, all liabilities and claims (including reasonable attorney’s fees and expenses in defending against such liabilities and claims) against a member arising from such member’s performance of its duties in conformance with the terms of the operating agreement. In addition, in the event that a member shall become liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the partnership, then the partnership shall indemnify the member and hold the member harmless from and against any liability of the member (together with reasonable attorney’s fees and expenses in defending against any claimant seeking to impose any such liability) to the extent that it related to or arose out of any action taken or any transaction effected by the member under the operating agreement or any action which the member failed to take or any transaction which the member failed to effect and which the member was obligated to take or effect under the operating agreement.

The operating agreement of O.L.P. Forty Development, LLC provides that O.L.P. Development Forty, LLC shall indemnify its members and manager for all costs, losses, liabilities, and damages paid or accrued by the member or manager in connection with the business of the company or because such person is a member of the company to the fullest extent provided or allowed by applicable law.

Florida Limited Partnerships

The co-registrant that is a Florida Limited Partnership is subject to Section 620.1406(6) Florida Revised Uniform Limited Partnership Act, which provides that a limited partnership shall indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership if such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

The limited partnership agreement of Hilltop Residential, Ltd. (the only co-registrant that is a Florida limited partnership) provides that the partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each partner against any losses, claims, damages or liabilities to which such partner may become subject in connection with any matter arising out of or in connection with the agreement or the partnership’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such partner’s gross negligence or willful misconduct.

Florida General Partnerships

The co-registrants that are Florida general partnerships are subject to Section 620.8401(3) of the Florida Revised Uniform Partnership Act, which provides that a partnership shall indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership.

The general partnership agreements of the Florida general partnerships provide that the partnerships, their receivers or its trustees shall indemnify, save harmless, and pay all judgments and claims against any partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such partner in connection with the business of the partnership, including attorney’s fees incurred by such partner in connection with the defense of any action based on any such act or omission. In addition, in the event of any action by one partner against another partner in connection with the partnership, including a partnership derivative suit, the partnership shall indemnify, save harmless, and pay all expenses of such other partner, including attorney’s fees, incurred in the defense of such action, if the other partner is successful in such action. Notwithstanding the foregoing provisions, no partner shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Standard Pacific Corp.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Standard Pacific Corp. and each of the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on February 23, 2007.

STANDARD PACIFIC CORP.

LB/L – DUC II-FRANCESCHI, LLC
	BY:	STANDARD PACIFIC CORP., ITS MANAGER
LMD EL DORADO 134, LLC
	BY:	STANDARD PACIFIC CORP., ITS MANAGER
STANDARD PACIFIC 1, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 2, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 3, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 4, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 5, LLC.
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 6, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 7, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 8, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 9, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
STANDARD PACIFIC 10, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER
SPNS GOLDEN GATE, LLC
	BY:	STANDARD PACIFIC CORP., ITS MANAGING MEMBER
STANDARD PACIFIC OF TONNER HILLS, LLC
	BY:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ STEPHEN J. SCARBOROUGH
Stephen J. Scarborough
Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. SCARBOROUGH Stephen J. Scarborough	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 23, 2007

/s/ ANDREW H. PARNES Andrew H. Parnes	Executive Vice President—Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 23, 2007

/s/ MICHAEL C. CORTNEY Michael C. Cortney	President and Director	February 23, 2007

James L. Doti	Director

Ronald R. Foell	Director

/s/ DOUGLAS C. JACOBS Douglas C. Jacobs	Director	February 23, 2007

/s/ LARRY D. MCNABB Larry D. McNabb	Director	February 23, 2007

/s/ FRANK E. O’BRYAN Frank E. O’Bryan	Director	February 23, 2007

/s/ JEFFREY V. PETERSON Jeffrey V. Peterson	Director	February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on February 23, 2007.

CH CONSTRUCTION, INC. CH FLORIDA, INC. HSP ARIZONA, INC. HSP TUCSON, INC. HWB CONSTRUCTION, INC. HWB INVESTMENTS, INC. OLP FORTY DEVELOPMENT, LLC
BY:	STANDARD PACIFIC OF JACKSONVILLE, ITS MANAGER AND SOLE MEMBER
BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS MANAGING PARTNER
PALA VILLAGE INVESTMENTS, INC. SP COLONY INVESTMENTS, INC. SP COPPENBARGER INVESTMENTS, INC. SP LA FLORESTA, INC. SPLB, INC. STANDARD PACIFIC OF ARIZONA, INC. STANDARD PACIFIC OF CENTRAL FLORIDA
BY:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS MANAGING PARTNER
STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC. STANDARD PACIFIC OF FULLERTON, INC. STANDARD PACIFIC OF JACKSONVILLE
BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS MANAGING PARTNER
STANDARD PACIFIC OF JACKSONVILLE GP, INC. STANDARD PACIFIC OF ORANGE COUNTY, INC. STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS MANAGING PARTNER
STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF TUCSON, INC. STANDARD PACIFIC OF WALNUT HILLS, INC. WALNUT HILLS DEVELOPMENT 268, LLC,
	BY:	STANDARD PACIFIC OF WALNUT HILLS, INC., ITS MEMBER

By:	/s/ STEPHEN J. SCARBOROUGH
Stephen J. Scarborough
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. SCARBOROUGH Stephen J. Scarborough	Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2007

/s/ ANDREW H. PARNES Andrew H. Parnes	Principal Financial and Accounting Officer and Director (Principal Financial and Accounting Officer)	February 23, 2007

/s/ MICHAEL C. CORTNEY Michael C. Cortney	Director	February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on February 23, 2007.

HILLTOP RESIDENTIAL, LTD.
BY:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER
RESIDENTIAL ACQUISITION GP, LLC

SP TEXAS INVESTMENTS, INC.

SP VENTURA INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC 2, INC.

STANDARD PACIFIC 3, INC.

STANDARD PACIFIC 4, INC.

STANDARD PACIFIC 5, INC.

STANDARD PACIFIC 6, INC.

STANDARD PACIFIC 7, INC.

STANDARD PACIFIC 8, INC.

STANDARD PACIFIC 9, INC.

STANDARD PACIFIC 10, INC.

STANDARD PACIFIC ACTIVE ADULT COMMUNITIES, INC.

STANDARD PACIFIC OF ILLINOIS, INC.

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA

BY: STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF SOUTHWEST

    FLORIDA GP, INC.

STANDARD PACIFIC OF TAMPA

BY: STANDARD PACIFIC OF TAMPA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TEXAS GP, INC.

STANDARD PACIFIC OF TEXAS, L.P.

BY: STANDARD PACIFIC OF TEXAS GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF THE CAROLINAS, LLC

WESTFIELD HOMES USA, INC.

By:	/s/ STEPHEN J. SCARBOROUGH
Stephen J. Scarborough
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. SCARBOROUGH Stephen J. Scarborough	Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2007

/s/ ANDREW H. PARNES Andrew H. Parnes	Principal Financial and Accounting Officer, Treasurer and Director (Principal Financial and Accounting Officer)	February 23, 2007

/s/ MICHAEL C. CORTNEY Michael C. Cortney	Director	February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant named below, certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on February 23, 2007.

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ TIMOTHY C. LITTLE
	Name:	Timothy C. Little
	Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY C. LITTLE Timothy C. Little	President and Director (Principal Executive Officer)	February 23, 2007

/s/ LAURA D. MCPHERSON Laura D. McPherson	Vice President, Controller & Treasurer (Principal Financial and Accounting Officer)	February 23, 2007

/s/ MICHAEL C. CORTNEY Michael C. Cortney	Secretary and Director	February 23, 2007

/s/ ROBERT R. REID Robert R. Reid	Senior Vice President and Director	February 23, 2007

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement**

4.1	Restated Certificate of Incorporation of Standard Pacific Corp., incorporated by reference to Exhibit 3.1 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Standard Pacific Corp., incorporated by reference to Exhibit 3.2 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

4.3	Amended and Restated Bylaws of Standard Pacific Corp., incorporated by reference to Exhibit 99.2 of Standard Pacific Corp.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2005.

4.4	Form of specimen common stock certificate, incorporated by reference to Exhibit 28.3 of Standard Pacific Corp.’s Registration Statement on Form S-4 (No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

4.5	Form of specimen preferred stock certificate.**

4.6	Certificate of Designations of Preferred Stock of Standard Pacific Corp.**

4.7	Amended and Restated Rights Agreement, dated as of July 24, 2003, by and between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2003.

4.8	Senior Debt Securities Indenture, dated as of April 1, 1999, by and between Standard Pacific Corp. and The First National Bank of Chicago, as Trustee (the “1999 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 16, 1999.

4.9	Fourth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 7 3/4% Senior Notes due 2013, dated as of March 7, 2003, by and between Standard Pacific Corp. and Bank One Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as trustee, incorporated by reference to Exhibit 4.1 to Standard Pacific Corp’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2003.

4.10	Fifth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6.875% Senior Notes due 2011, dated as of May 12, 2003, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

4.11	Sixth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6 1/2% Senior Notes due 2008, dated as of September 30, 2003 by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on September 26, 2003.

Exhibit Number	Description

4.12	Seventh Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 5 1/8% Senior Notes due 2009, dated as of March 11, 2004, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Form 8-K filed with the SEC on March 16, 2004.

4.13	Eighth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6 1/4% Senior Notes, dated as of March 11, 2004, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Form 8-K filed with the SEC on March 16, 2004.

4.14	Ninth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 6 1/2% Senior Notes due 2010, dated as of August 1, 2005, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on August 5, 2005.

4.15	Tenth Supplemental Indenture to the 1999 Indenture relating to Standard Pacific Corp.’s 7% Senior Notes due 2015, dated as of August 1, 2005, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.2 to Standard Pacific Corp.’s Form 8-K filed with the Securities and Exchange Commission on August 5, 2005.

4.16	Eleventh Supplemental Indenture to the 1999 Indenture relating to the addition of certain of Standard Pacific Corp.’s wholly owned subsidiaries as guarantors of all of Standard Pacific Corp.’s outstanding Senior Notes (including the form of guaranty), dated as of February 22, 2006, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.11 of Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2005.

4.17	Twelfth Supplemental Indenture to the 1999 Indenture relating to the amendment of the security provisions of the Senior Notes, dated as of May 5, 2006, by and among Standard Pacific Corp. and the Guarantor Parties thereto and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

4.18	Senior Subordinated Debt Securities Indenture, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as Trustee (the “2002 Indenture”), incorporated by reference to Exhibit 4.1 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 15, 2002.

4.19	First Supplemental Indenture to the 2002 Indenture relating to Standard Pacific Corp.’s 9 1/4% Senior Subordinated Notes due 2012, dated as of April 10, 2002, by and between Standard Pacific Corp. and Bank One Trust Company, N.A., as Trustee, with Form of Note attached thereto, incorporated by reference to Exhibit 4.2 of Standard Pacific Corp.’s Current Report on Form 8-K (No. 001-10959), filed with the Securities and Exchange Commission on April 15, 2002.

4.20	Second Supplemental Indenture to the 2002 Indenture relating to the addition of certain of Standard Pacific Corp.’s wholly owned subsidiaries as guarantors of all of Standard Pacific Corp.’s outstanding Senior Subordinated Notes (including the form of guaranty), dated as of February 22, 2006, by and between Standard Pacific Corp. and J.P. Morgan Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.14 of Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2005.

Exhibit Number	Description

4.21	Form of Subordinated Debt Securities Indenture, incorporated by reference to Exhibit 4.1(c) of Standard Pacific Corp.’s Registration Statement on Form S-3/A (No. 333-64719), filed with the Securities and Exchange Commission on October 22, 1998.

4.22	Form of Warrant Agreement.**

4.23	Form of Warrant.**

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Trust Company, N.A.

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.